                                                                    EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

MEDIA CONTACT:  Tina Farrington, 419-784-2549, rfcmkt@rurban.net
INVESTOR CONTACT: Sandra Stockhorst, 419-784-4023, rfcinv@rurban.net

                         RURBAN FINANCIAL CORP. REPORTS
                          SECOND QUARTER 2003 EARNINGS

DEFIANCE, Ohio, July 24, 2003/PRNewswire-FirstCall/ -- Rurban Financial Corp. (Nasdaq: RBNF - News; "Rurban"), a leading provider of full-service banking, investment management, trust services and bank data processing, today announced second quarter earnings and the on-target completion of the restructuring plan previously communicated to shareholders. Earnings for the second quarter 2003 are $6.5 million or $1.42 per diluted share compared with a loss of $7.6 million or $1.68 per diluted share for the same period a year ago. Earnings totaled $11.8 million or $2.59 per diluted share for the six months ended June 30, 2003, compared with a loss of $7.4 million or $1.64 per diluted share for the same six-month period in 2002.

Rurban's President and Chief Executive Officer, Kenneth A. Joyce said, "We have completed the final phase of our corporate restructuring during the second quarter with the sale of our Hancock and Putnam County Branches. Rurban reduced debt levels at the holding company and significantly increased our risk based capital levels with the pretax gains of approximately $12.0 million from the branch sale. Expenses incurred during the quarter, associated with the restructuring, totaled approximately $2.2 million and are reflected principally in the Professional Fees category which included such items as legal costs and consulting fees."

Joyce cautioned, "We have made significant progress in turning Rurban around, however, our future growth will continue to be influenced by general economic conditions and the overall economic recovery which appears to be slowly underway."

Net interest income, on a linked quarter basis, declined approximately $1.6 million from the first quarter of 2003. These reductions were expected and budgeted as a natural result of the sale of the Hancock and Putnam County branches during the quarter. Included in the branch sale were approximately $77 million of loans and the related interest income on those earning assets. Earning asset levels associated with these branches were reduced by approximately $74 million earlier in the quarter in anticipation of the liquidity needed for closing the transaction. The State Bank and Trust Company also experienced a reduction of loan volume of approximately $40 million primarily in the commercial loans and secondarily residential mortgages as consumers continued their refinancing activity. The company attributes the current loan level decline at State Bank to its exiting of the Cleveland market and having its loan staff focused on loan work outs, training as well as policy and procedure enhancement. The results of this investment will provide the foundation for the bank to achieve its goal of a high performance organization.

Non-interest income, on a linked quarter basis, excluding the branch sales gains recorded in both the first and second quarter of this year, decreased by almost five percent or $203,000. Expected lower data service fees and bank customer service fees, due to the branch sales, were principally responsible for this decrease. Although overall trust fees were slightly lower; profit improvement was achieved. Significant effort was expended throughout the second quarter of 2003 relating to exploring opportunities to improve the fee income portion of our revenue stream with the recommendations projected to be implemented during the third and fourth quarter of 2003.

Non-interest expenses, on a linked quarter basis, were up almost 15% from first quarter 2003 levels. Driving this expense increase were fees and costs primarily associated with the branch sales, which included both consulting fees, legal costs, and higher professional fee levels, associated with the revenue enhancement and expense reduction project completed in the second quarter. Costs related to relocations resulting from the restructuring and other staff changes were recognized in other expenses. The reductions in the other expense categories, such as occupancy, printing and office supplies and postage and delivery expenses were a function of the branch sales and elimination of associated overhead expenses.

Joyce summarized, "Rurban's second quarter marked the very successful completion of key initiatives which will provide us the ability to focus on rebuilding our franchise, improving customer service levels and creating shareholder value. We have successfully laid the ground work in the company to allow us to return to a more normal business environment during the second half of the year." Joyce added, "We will continue to be relentless in our pursuit of excellence throughout the Corporation in all of our banking and business practices."

ABOUT RURBAN FINANCIAL CORP.
----------------------------

Rurban Financial Corp. is a publicly held bank holding company based in Defiance, Ohio and is located on the Internet at http://www.rurbanfinancial.net. Rurban's common stock is quoted on the Nasdaq National Market System under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,565,721 shares outstanding.

Rurban's wholly owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC Loan Subsidiary. The bank offers a full range of financial services through their offices in Defiance, Paulding and Fulton Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers nationwide. RDSI provides data processing services to community banks in Ohio, Michigan and Indiana.

Forward-Looking Statements
--------------------------

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED
June 30, 2003, December 31, 2002 and June 30, 2002

                                                                        June           December           June
                                                                        2003             2002             2002
                                                                    -------------    -------------    -------------
ASSETS

Cash and due from banks                                             $  28,290,819    $  37,018,337    $  21,902,810
Federal funds sold                                                     45,300,000       14,000,000        5,950,000
                                                                    -------------    -------------    -------------
      Cash and cash equivalents                                        73,590,819       51,018,337       27,852,810
Interest-earning deposits in other financial institutions                 660,000          260,000          270,000
Available-for-sale securities                                          77,686,612      115,108,762       94,620,537
Loans held for sale                                                             0       63,536,309        1,780,835
Loans, net of allowance for loan losses of $12,299,309 at
      June 30, 2003; $17,693,841 at December 31, 2002;
      and $19,016,725 at June 30, 2002                                313,029,132      469,780,785      624,295,651
Premises and equipment, net                                            11,749,767       14,695,613       13,215,071
Federal Reserve and Federal Home Loan Bank Stock                        3,728,900        3,665,900        3,593,500
Foreclosed assets held for sale, net                                    1,198,070        1,960,276          274,469
Accrued interest receivable                                             2,169,656        3,966,721        4,891,489
Deferred income taxes                                                   5,397,313        5,495,812        1,945,129
Goodwill                                                                2,144,303        2,323,643        2,475,573
Core deposits and other intangibles                                       706,742          770,777          654,325
Other assets                                                              655,343        9,733,744       12,411,335
                                                                    -------------    -------------    -------------

          Total assets                                              $ 492,716,657    $ 742,316,679    $ 788,280,724
                                                                    =============    =============    =============


LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
      Deposits
          Demand                                                    $  45,991,520    $  46,114,153    $  52,876,568
          Savings, NOW and money market                               107,058,255      117,738,013      184,632,246
          Time                                                        211,632,260      404,007,515      408,821,624
                                                                    -------------    -------------    -------------
               Total deposits                                         364,682,035      567,859,681      646,330,438
      Deposits held for sale                                                    0       68,175,660                0
      Notes payable                                                    14,461,049        6,000,000        7,000,000
      Advances from Federal Home Loan Bank                             39,500,000       47,850,000       57,350,000
      Trust preferred securities                                       10,000,000       10,000,000       10,000,000
      Accrued interest payable                                          2,241,987        2,971,448        2,997,021
      Other liabilities                                                13,674,495        3,077,558       21,796,083
                                                                    -------------    -------------    -------------

               Total liabilities                                      444,559,566      705,934,347      745,473,542

Shareholders' Equity

      Common stock:  stated value $2.50 per share;
        shares authorized:  10,000,000; shares issued: 4,575,702;
        shares outstanding:  2003 - 4,565,721; 2002 - 4,565,721        11,439,255       11,439,255       11,439,255
      Additional paid-in capital                                       11,009,733       11,009,733       11,009,733
      Retained earnings                                                25,683,244       13,904,212       19,888,360
      Accumulated other comprehensive income (loss),
        net of tax of $320,074 in 2003 and $342,530 in 2002               621,320          664,911        1,195,173
      Unearned ESOP shares                                               (281,447)        (320,765)        (410,325)
      Treasury stock                                                     (315,014)        (315,014)        (315,014)
                                                                    -------------    -------------    -------------

               Total shareholders' equity                              48,157,091       36,382,332       42,807,182
                                                                    -------------    -------------    -------------

          Total liabilities and shareholders' equity                $ 492,716,657    $ 742,316,679    $ 788,280,724
                                                                    =============    =============    =============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Second Quarter Ended June 30, 2003 and First Quarter 2003

                                               Second Quarter   First Quarter
                                                    2003            2003
                                                ------------    ------------
Interest income
      Loans                                     $  6,362,205    $  8,790,024
      Taxable                                        638,845         811,477
      Tax-exempt                                      44,391          39,925
      Other                                          179,205         101,023
                                                ------------    ------------
           Total interest income                   7,224,646       9,742,449

Interest expense
      Deposits                                     2,886,822       3,839,800
      Other borrowings                               150,247          93,764
      Federal Home Loan Bank advances                599,801         653,502
      Trust preferred securities                     267,944         265,000
                                                ------------    ------------
           Total interest expense                  3,904,814       4,852,066
                                                ------------    ------------

NET INTEREST INCOME                                3,319,832       4,890,383

      Provision for loan losses                      300,000       1,194,000
                                                ------------    ------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                  3,019,832       3,696,383

Noninterest income
      Data service fees                            2,186,261       2,223,184
      Trust fees                                     596,432         671,502
      Customer service fees                          559,037         636,256
      Net gain on sales of loans                     150,998         151,412
      Net realized gains (losses) on sales of
         available-for-sale securities                (2,901)         26,533
      Loan servicing fees                            111,484         117,453
      Gain (loss) on sale of assets               11,914,699       8,035,912
      Other income                                   155,384         133,153
                                                ------------    ------------
           Total noninterest income               15,671,394      11,995,405

Noninterest expense
      Salaries and employee benefits               3,710,122       3,814,914
      Net occupancy expense                          303,215         396,354
      Equipment expense                            1,057,472       1,059,154
      Data processing fees                           129,392          89,687
      Professional fees                            2,034,581         774,662
      Marketing expense                               92,677         100,854
      Printing and office supplies                   133,323         165,137
      Telephone and communication                    186,846         197,511
      Postage and delivery expense                   140,876         191,074
      State, local and other taxes                   169,032         158,399
      Other expenses                                 895,838         721,739
                                                ------------    ------------
           Total noninterest expense               8,853,374       7,669,485
                                                ------------    ------------

INCOME BEFORE INCOME TAX EXPENSE                   9,837,852       8,022,303
      Income tax expense                           3,358,451       2,722,672
                                                ------------    ------------

NET INCOME                                      $  6,479,401    $  5,299,631
                                                ============    ============

Earnings per common share:
      Basic                                     $       1.42    $       1.17
                                                ============    ============
      Diluted                                   $       1.42    $       1.17
                                                ============    ============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Second Quarter Ended June 30, 2003 and 2002

                                               Second Quarter   Second Quarter
                                                    2003            2002
                                                ------------    ------------
Interest income
      Loans                                     $  6,362,205    $ 11,303,046
      Taxable                                        638,845       1,256,627
      Tax-exempt                                      44,391          59,375
      Other                                          179,205          25,182
                                                ------------    ------------
           Total interest income                   7,224,646      12,644,230

Interest expense
      Deposits                                     2,886,822       5,124,762
      Other borrowings                               150,247         188,905
      Federal Home Loan Bank advances                599,801         743,646
      Trust preferred securities                     267,944         267,944
                                                ------------    ------------
           Total interest expense                  3,904,814       6,325,257
                                                ------------    ------------

NET INTEREST INCOME                                3,319,832       6,318,973

      Provision for loan losses                      300,000      11,852,000
                                                ------------    ------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                  3,019,832      (5,533,027)

Noninterest income
      Data service fees                            2,186,261       1,829,902
      Trust fees                                     596,432         656,884
      Customer service fees                          559,037         672,747
      Net gain on sales of loans                     150,998          54,118
      Net realized gains (losses) on sales of
         available-for-sale securities                (2,901)     (1,737,232)
      Loan servicing fees                            111,484          94,571
      Gain (loss) on sale of assets               11,914,699          (3,393)
      Other income                                   155,384         147,338
                                                ------------    ------------
           Total noninterest income               15,671,394       1,714,935

Noninterest expense
      Salaries and employee benefits               3,710,122       3,894,342
      Net occupancy expense                          303,215         334,893
      Equipment expense                            1,057,472         966,455
      Data processing fees                           129,392         154,582
      Professional fees                            2,034,581         812,252
      Marketing expense                               92,677         126,264
      Printing and office supplies                   133,323         231,344
      Telephone and communication                    186,846         211,569
      Postage and delivery expense                   140,876         145,155
      State, local and other taxes                   169,032         194,848
      Other expenses                                 895,838         694,165
                                                ------------    ------------
           Total noninterest expense               8,853,374       7,765,869
                                                ------------    ------------

INCOME BEFORE INCOME TAX EXPENSE                   9,837,852     (11,583,961)
      Income tax expense                           3,358,451      (3,953,676)
                                                ------------    ------------

NET INCOME                                      $  6,479,401    $ (7,630,285)
                                                ============    ============

Earnings per common share:
      Basic                                     $       1.42    $      (1.68)
                                                ============    ============
      Diluted                                   $       1.42    $      (1.68)
                                                ============    ============

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Six Months Ended June 30, 2003 and 2002

                                                 Six Months     Six Months
                                                    2003           2002
                                                ------------   ------------
Interest income
      Loans                                     $ 15,152,228   $ 22,587,172
      Taxable                                      1,450,322      2,657,512
      Tax-exempt                                      84,316        113,663
      Other                                          280,229         38,586
                                                ------------   ------------
           Total interest income                  16,967,095     25,396,933

Interest expense
      Deposits                                     6,726,621     10,579,230
      Other borrowings                               244,012        308,308
      Federal Home Loan Bank advances              1,253,302      1,462,407
      Trust preferred securities                     532,944        532,944
                                                ------------   ------------
           Total interest expense                  8,756,879     12,882,889
                                                ------------   ------------

NET INTEREST INCOME                                8,210,216     12,514,044

      Provision for loan losses                    1,494,000     13,984,000
                                                ------------   ------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                  6,716,216     (1,469,956)

Noninterest income
      Data service fees                            4,409,445      3,568,766
      Trust fees                                   1,267,933      1,369,766
      Customer service fees                        1,195,292      1,281,010
      Net gain on sales of loans                     302,410        183,806
      Net realized gains (losses) on sales of
         available-for-sale securities                23,632     (1,817,938)
      Loan servicing fees                            228,938        200,185
      Gain (loss) on sale of assets               19,950,611         (1,766)
      Other income                                   288,538        329,492
                                                ------------   ------------
           Total noninterest income               27,666,799      5,113,321

Noninterest expense
      Salaries and employee benefits               7,525,035      7,762,032
      Net occupancy expense                          699,569        641,824
      Equipment expense                            2,116,626      1,848,986
      Data processing fees                           219,079        286,189
      Professional fees                            2,809,242      1,454,654
      Marketing expense                              193,531        235,080
      Printing and office supplies                   298,459        418,796
      Telephone and communication                    384,357        391,680
      Postage and delivery expense                   331,950        299,228
      State, local and other taxes                   327,430        355,183
      Other expenses                               1,617,582      1,262,559
                                                ------------   ------------
           Total noninterest expense              16,522,860     14,956,211
                                                ------------   ------------

INCOME BEFORE INCOME TAX EXPENSE                  17,860,155    (11,312,846)
      Income tax expense                           6,081,123     (3,889,110)
                                                ------------   ------------

NET INCOME                                      $ 11,779,032   $ (7,423,736)
                                                ============   ============

Earnings per common share:
      Basic                                     $       2.59   $      (1.64)
                                                ============   ============
      Diluted                                   $       2.59   $      (1.64)
                                                ============   ============